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[LOGO]                                               [THE COOPER COMPANIES LOGO]

                                                              21062 Bake Parkway
                                                           Lake Forest, CA 92630
                                                                    888-622-2600
                                                             Fax: (949) 597-0662

NEWS RELEASE

         CONTACT:
         Norris Battin
         The Cooper Companies, Inc.
         ir@coopercompanies.com

         FOR IMMEDIATE RELEASE

              COOPER COMPANIES UNIT COMPLETES ACQUISITION OF BONE
             DENSITOMETRY BUSINESS OF NORLAND MEDICAL SYSTEMS, INC.

LAKE FOREST, Calif., April 15, 2002 -- The Cooper Companies, Inc. (NYSE: COO) announced today that CooperSurgical (CSI), its women's healthcare unit, has completed the acquisition of the bone densitometry business of Norland Medical Systems (OTCBB: NRLD).

Cooper paid $3.5 million at closing net of $1.5 million held back against representations and warranties, and may pay additional amounts not to exceed a maximum purchase price of $12 million based on performance over the next three years. Cooper expects that the acquisition will be neutral to earnings per share during the remainder of fiscal 2002 and accretive thereafter.

Norland's densitometry products, which are used in the evaluation of osteoporosis, had sales of $8.5 million in 2001. CSI plans to maintain operations at the Norland facility in Fort Atkinson, Wisconsin, and will continue to use the Norland brand name. CSI has been a distributor of these products since November 2000.

Commenting on the acquisition, A. Thomas Bender, Cooper's chief executive officer said, "The Norland bone densitometry business targets a fast growing market where new drug therapies are supporting the early diagnosis of osteoporosis. As women reach 45 years of age, we expect that bone density screening will become a part of the routine physical, along with the standard Pap smear."

Osteoporosis

Osteoporosis is characterized by excessive loss of bone mineral and deterioration of the skeleton over time. It typically occurs in women over the age of 45. Those particularly at risk include Caucasian or Asian women who are thin or small-framed, postmenopausal women with a low level of estrogen and women with a family history of the disease. Alcohol, tobacco, and caffeine use have also been implicated.




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Osteoporosis typically has no overt symptoms in its early stages. The first sign is often bone fracture. Osteoporosis leads to increased risk of fracture, chronic pain and immobility, usually at the hip, forearm or spine. The National Osteoporosis Foundation (NOF) estimates that osteoporosis affects more than 22 million women in the United States, and if unchecked, predicts that it will affect more than 30 million women by 2010 as the population ages. The post-menopausal female population has the highest incidence of osteoporosis and the highest rate of morbidity (loss of quality of life) and mortality due to osteoporosis.

Hip fractures produce the most serious consequences. According to the NOF, there are more than 300,000 hip fractures per year in the United States and 50% of hip fracture patients never walk independently again. The NOF estimates that in the United States, osteoporosis contributes to more than 1.5 million fractures annually, a majority of which were of the spine and hip. Annual direct medical expenditures for osteoporosis and associated fractures are $13.8 billion, a figure that is expected to increase to $62 billion by the year 2020.

Until recently, osteoporosis was thought to be an inevitable and untreatable consequence of aging. The availability of more effective drug therapies and an increased focus on women's health issues and preventive medical practices have created a growing awareness among patients and physicians that osteoporosis is, in many cases, a disease that can be treated. The National Osteoporosis Risk Assessment study of over 200,000 patients, published in the December 2001 issue of The Journal of the American Medical Association, showed a strong relationship between peripheral bone density measurement and fracture risk and recommended more aggressive programs in primary care settings to identify and treat those at risk.

In February, the American College of Obstetricians and Gynecologists issued an opinion which recommends that all postmenopausal women 65 years of age or older and others with certain risk factors be screened for osteoporosis. They noted that dual-energy X-ray absorptiometry (DEXA) remains the "gold standard" for bone mineral density testing citing DEXA's high precision, minimal radiation exposure and rapid screening time.

The Norland Bone Densitometry Business

The Norland bone densitometry business features both peripheral and central DEXA measurement systems.

Peripheral Bone Measurement Systems

The Apollo DXA'TM' and the Discovery'r' systems measure bone density in specific body sites such as the heel and forearm and are called peripheral systems. Like the larger central DXA systems, they measure bone mass and compare it to a normal reference population. They are designed for physician offices, small clinics and other settings such as pharmacies and other non-traditional testing environments. The peripheral systems correlate well to hip and spine measurements, but are more compact and lower priced than traditional DEXA systems.

The Apollo DXA, measures weight-bearing bone in the heel in 15 seconds, providing quantitative analysis of bone mass, including bone mineral density, and compares this data to normal reference populations, either from an easy-to-use hand held control console or laptop computer. The Apollo DXA's Fracture Risk Assessment Option helps determine fracture risk.




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The Discovery system measures bone mineral content and bone mass density at two sites on the forearm and compares the findings to normal reference populations and to the patient's prior examinations. It also provides skeletal images and graphical presentation of results.

Central DXA Systems

Central measurement systems include three DXA-bone densitometers: the compact Excell'TM', the Excell'TM' plus and the full size XR-46'TM'. These measure bone mass density and bone mineral content and compare results to reference populations and the patient's prior examination. These are sold to hospitals, clinics and group practices. Each system can perform axial (hip and spine) and peripheral scans. The XR-46 also performs full body scans.

Forward-Looking Statements

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperSurgical, Inc., with operations in Trumbull, Conn., Hollywood, Fla., Fort Appleton, Wis., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.




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CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.